Exhibit 10.5

FIRST AMENDMENT TO
TRADENAME LICENSING AGREEMENT

This FIRST AMENDMENT TO TRADENAME LICENSING AGREEMENT (this “Amendment”) is made and entered into as of September 10, 2019, by and between Apollo Medical Holdings, Inc., a Delaware corporation (“Apollo”), and AP-AMH Medical Corporation, a California professional medical corporation ("AP-AMH").

A.           Apollo and AP-AMH have previously entered into that certain Tradename Licensing Agreement dated as of May 10, 2019 (the “Agreement”).

B.           Apollo and AP-AMH desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

1.           Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Agreement.

2.           Section 2. The following is hereby added at the end of Section 2 of the Agreement:

“To the extent that AP-AMH is unable to pay any Tradename License Fee when due hereunder because it has received Series A Dividends in an amount insufficient (or because it has not received any Series A Dividends) to pay in full such Tradename License Fee, such unpaid Tradename License Fee(s) shall accrue and be paid upon receipt by AP-AMH of sufficient funds.”

3.           Section 3.3.1. Section 3.3.1 of the Agreement is hereby amended and restated in its entirety as follows:

3.3.1        Immediately upon termination of the Tradename License, (i) AP-AMH shall cease using the name “Apollo Medical Associates” and every variation and portion of it, in every respect (including but not limited to signage), and AP-AMH shall not make any reference on its letterhead or other materials to its former or then current affiliation with Apollo or its former license or use of said name; and (ii) AP-AMH shall cause to be filed with the California Medical Board a cancellation of the fictitious name permit issued to AP-AMH for the name “Apollo Medical Associates,” which cancellation shall be in form and substance acceptable to Apollo.

4.           Schedule 1. Schedule 1 to the Agreement (Tradename License Fee Percentage) is hereby amended and restated in its entirety as set forth in Exhibit A to this Amendment.

5.           Effect of Amendment. Except as expressly amended by this Amendment, all of the terms of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

“Apollo”		“AP-AMH”

APOLLO MEDICAL HOLDINGS, INC.		AP-AMH MEDICAL CORPORATION

By:	/s/ Mitchell Kitayama	By:	/s/ Thomas Lam
	Mitchell Kitayama		Thomas S. Lam, M.D.,
	Independent Committee Director		Chief Executive Officer

By:	/s/ Eric Chin
Eric Chin
Chief Financial Officer

Signature Page to

FIRST AMENDMENT TO TRADENAME LICENSING AGREEMENT